UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2011

First PacTrust Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49806	04-3639825
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Bay Boulevard, Chula Vista, California		91910
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(619) 691-1519

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, Donald A. Whitacre resigned as a director of First PacTrust Bancorp, Inc. (the "Company"). Mr. Whitacre has had no disagreements with the Company regarding any matter related to the Company's operations, policies or practices, and he will continue to serve as a director of the Company’s subsidiary, Pacific Trust Bank. Mr. Whitacre had been serving on the Audit Committee of the Company’s Board of Directors at the time of his resignation, and independent director Jeffrey Seabold is expected to be appointed to replace Mr. Whitacre on that committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

June 17, 2011	By:	/s/ James P. Sheehy

Name: James P. Sheehy
Title: Executive Vice President - Secretary